Exhibit 99.1

Contact:	Patrick E. Flanigan III	Brian Gill
	VP, Investor Relations	VP, Corporate Communications
	Celgene Corporation	Celgene Corporation
	(908) 673-9969	(908) 673-9530

CELGENE CORPORATION ANNOUNCES 2016 FINANCIAL OUTLOOK AND PRELIMINARY 2015 RESULTS

–      2016 Guidance for Net Product Sales and Diluted EPS

–      Preliminary 2015 Unaudited Financial Results Including Net Product Sales and Diluted EPS

–      Affirming 2020 Net Product Sales and Adjusted Diluted EPS Financial Targets

SUMMIT, NJ — (January 11, 2016) — Celgene Corporation (NASDAQ: CELG) provided a business update as well as its preliminary 2015 results and financial outlook for 2016 at the 34th Annual J.P. Morgan Healthcare Conference.  In 2016, net product sales are expected to be approximately $10.5 billion to $11.0 billion, a 17 percent increase year-over-year, based on the mid-point of the range.  The negative impact of foreign exchange on net product sales is expected to be approximately $120 million in 2016.  For the full-year 2016, REVLIMID® net sales are expected to be in the range of $6.6 billion to $6.7 billion.  Adjusted diluted earnings per share (EPS) for the full-year 2016 is expected to be in the range of $5.50 to $5.70, a 19 percent increase year-over-year, based on the mid-point of the range.  Based on U.S. Generally Accepted Accounting Principles (GAAP), diluted EPS is expected to be in the range of $4.26 to $4.64.

“In 2015, we delivered a strong year operationally and commercially with eight regulatory approvals, the acquisition of Receptos and significant acceleration of our pipeline,” said Bob Hugin, Celgene’s Chairman and Chief Executive Officer.  “The momentum in our operations and the advancement of our pipeline gives us confidence in our 2020 targets and beyond.”

Preliminary 2015 Financial Results Year-Over-Year (Unaudited)

•                  Total net product sales are expected to be approximately $9,160 million, up 21 percent year-over-year.  Fourth quarter of 2015 net product sales are expected to be approximately $2,540 million.

•                  REVLIMID®: $5,801 million, 16 percent year-over-year increase

•                  ABRAXANE®: $967 million, 14 percent year-over-year increase

•                  POMALYST®/IMNOVID®: $983 million, 45 percent year-over-year increase

•                  OTEZLA®: $472 million in the first full year of sales

•                  Adjusted operating margin is expected to be approximately 52 percent for the full year, up 140 basis points (bps) year-over-year.  GAAP operating margin is expected to be approximately 24 percent, a decrease from 33 percent in the prior year, primarily due to increased upfront payments to collaboration partners in 2015

•                  Adjusted diluted EPS is expected to be approximately $4.71, a 27 percent year-over-year increase, and reflects $0.14 dilution associated with the Receptos Inc. transaction.  GAAP diluted EPS is expected to be in the range of $1.89 to $1.99, and reflects $0.40 dilution associated with the Receptos Inc. transaction

•                  For the fourth quarter of 2015 adjusted diluted EPS is expected to be approximately $1.18, including a $0.07 impact from a $70 million milestone achieved by OncoMed Pharmaceuticals Inc. during the quarter.  GAAP diluted EPS is expected to be in the range of $0.63 to $0.73

Certain activities involved in determining the audited results for the fiscal year ended December 31, 2015 are in process and could result in the final reported audited results being different from the unaudited results noted in this press release.  Please see the attached Reconciliation of Estimated/Projected GAAP to Adjusted (Non-GAAP) Measures for further information.

Celgene Expects Strong Product Sales and Earnings Growth in 2016

•                  Total net product sales of $10.5 billion to $11.0 billion, an increase of 17 percent year-over-year based on the mid-point of the range and includes a negative impact from foreign exchange of approximately $120 million

•                  REVLIMID® net sales in the range of $6.6 billion to $6.7 billion, an increase of 15 percent year-over-year based on the mid-point of the range

•                  Adjusted operating margin of approximately 53.5 percent after investments across the entire organization, a 150 bps improvement over 2015.  GAAP operating margin is expected to be approximately 42 percent

•                  Adjusted diluted EPS in the range of $5.50 to $5.70, an increase of approximately 19 percent year-over-year based on the mid-point of the range.  GAAP diluted EPS is expected to be in the range of $4.26 to $4.64

•                  Fully diluted share count in 2016 of approximately 825 million

Please see the attached Reconciliation of Estimated/Projected GAAP to Adjusted (Non-GAAP) Measures for further information.

Affirming Expected 2020 Long-term Financial Targets

•                  2020 total net product sales to exceed $21 billion

•                  Hematology franchise to exceed $14.8 billion

•                  Oncology franchise to exceed $2.2 billion

•                  I&I franchise to exceed $4 billion

•                  Adjusted diluted EPS to exceed $13.00

•                  Fully diluted share count of approximately 830 million

2016 Expected Operational Milestones

Hematology/Oncology

Regulatory Submissions/Decisions

•                  Submission for REVLIMID® as maintenance after stem-cell transplant in newly diagnosed multiple myeloma (NDMM) in the U.S. and Europe

•                  Submission of renal impairment data for label update for POMALYST®/IMNOVID® in relapsed/refractory multiple myeloma (RRMM) in the U.S. and Europe

•                  Submission of ABRAXANE® for early-stage breast cancer in Europe

•                  Decision by the Committee for Medicinal Products for Human Use (CHMP) on the submission of REVLIMID® for relapsed/refractory mantle cell lymphoma in Europe

Clinical Data

•                  Data from the phase III REMARC trial with REVLIMID® as maintenance in diffuse large B-cell lymphoma (DLBCL)

•                  Data from the phase III cooperative group ETNA trial with ABRAXANE® as neoadjuvant therapy in HER2-negative high-risk breast cancer

•                  Data from the CLL-002 CONTINUUM® trial with REVLIMID® as maintenance in relapsed/refractory chronic lymphocytic leukemia (CLL)

•                  Data from a phase II trial with CC-122 in non-Hodgkin’s lymphoma (NHL)

•                  Data from phase II trials with motolimod (VTX-2337) in squamous cell carcinoma of the head and neck and ovarian cancer in collaboration with partner VentiRx

•                  Data from the phase II tnAcity® trial with ABRAXANE® in triple-negative breast cancer

Trial Enrollment

•                  Complete enrollment in the phase III AUGMENT® trial with REVLIMID® in relapsed/refractory follicular lymphoma

•                  Complete enrollment in the phase III apact® (PANC-003) trial with ABRAXANE® as adjuvant therapy in surgically resected pancreatic cancer

•                  Complete enrollment in a phase II trial with CC-486 in combination with pembrolizumab in locally advanced or metastatic non-small cell lung cancer

Trial Initiations

•                  Initiate enrollment in a phase I trial of B-cell maturation antigen (BCMA) chimeric antigen receptor (CAR) T-cell therapy in RRMM in collaboration with partner bluebird bio

•                  Initiate enrollment in six trials in the FUSIONTM program with durvalumab in NDMM, RRMM, NHL, myelodysplastic syndromes and acute myeloid leukemia with partner AstraZeneca/MedImmune

•                  Initiate phase II combination studies with AG-221 and AG-120 in frontline AML in collaboration with partner Agios

I&I

Regulatory Submissions/Decisions

•                  Submission of OTEZLA® for psoriasis in Japan

Clinical Data

•                  Long-term radiographic data from the POSTURE® (AS-001) trial with OTEZLA® in ankylosing spondylitis

•                  Data from the phase III PSA-006 trial with OTEZLA® in patients with active psoriatic arthritis who are biologic-naïve

•                  Data from the phase III PSOR-011 trial with OTEZLA® in Japanese patients with psoriasis

•                  Data from a pharmacokinetic comparability study to support registration of the OTEZLA® once-daily formulation

•                  Data from a phase II trial with OTEZLA® in atopic dermatitis

•                  Data from a phase II trial with CC-220 in systemic lupus erythematosus

•                  Data from a phase II trial with RPC-4046 in eosinophilic esophagitis

Trial Enrollment

•                  Complete enrollment in the phase III RELIEFTM (BCT-002) trial with OTEZLA® in active Behçet’s disease

•                  Complete enrollment in a phase II trial with OTEZLA® in ulcerative colitis

•                  Complete enrollment in the phase II STEPSTONE trial with ozanimod in Crohn’s disease

Research and Early Development

•                  File eight Investigational New Drug (IND) applications

•                  Advance at least two compounds to mid-to-late stage development

Management Changes

On January 8, the Company announced changes to our Research & Early Development organizational structure, which will leverage our strong foundation and drive the rapid advancement of next generation landmark therapies.  Tom Daniel, MD, President, Research and Early Development is appointed to Chairman of Celgene Research.  Tom, who has been instrumental in building our broad and deep development engine, will oversee strategic initiatives and investments in our research and collaboration portfolio.  Rupert Vessey, MA, BM BCh, FRCP, DPhil succeeds Tom Daniel as President, Research and Early Development.  Rupert joined Celgene a year ago bringing great insight and leadership to the evolution of our discovery and development strategies in inflammation and immunology as well as in hematology and oncology.  Rupert is responsible for leading the execution of discovery and development programs across our portfolio ensuring Celgene capitalizes on the potential of its internal and partnered opportunities.  Rob Hershberg, MD, PhD is promoted to Chief Scientific Officer (CSO) and will lead the expansion of our scientific platforms and discovery capabilities.  Rob joined Celgene in August 2014 and has led the development of our immuno-oncology efforts, helping to engineer several key collaborations and partnerships.

Q4 and Full year 2015 Conference Call and Webcast Information

Celgene will host a conference call to discuss the fourth quarter and full-year of 2015 operational and financial performance on Thursday, January 28, 2016, at 9 a.m. ET.  The conference call will be available by webcast at www.celgene.com.  An audio replay of the call will be available from noon January 28, 2016, until midnight ET February 4, 2016.  To access the replay in the U.S., dial 1-855-859-2056; outside the U.S. dial 404-537-3406.  The participant passcode is 11177982.

About Celgene

Celgene Corporation, headquartered in Summit, New Jersey, is an integrated global biopharmaceutical company engaged primarily in the discovery, development and commercialization of innovative therapies for the treatment of cancer and inflammatory diseases through next-generation solutions in protein homeostasis, immuno-oncology, epigenetics, immunology and neuro-inflammation. For more information, please visit www.celgene.com. Follow Celgene on Social Media: @Celgene, Pinterest, LinkedIn, FaceBook and YouTube.

Forward-Looking Statements

This press release contains forward-looking statements, which are generally statements that are not historical facts.  Forward-looking statements can be identified by the words “expects,” “anticipates,” “believes,” “intends,” “estimates,” “plans,” “will,” “outlook” and similar expressions.  Forward-looking statements are based on management’s current plans, estimates, assumptions and projections, and speak only as of the date they are made.  We undertake no obligation to update any forward-looking statement in light of new information or future events, except as otherwise required by law.  Forward-looking statements involve inherent risks and uncertainties, most of which are difficult to predict and are generally beyond our control.  Actual results or outcomes may differ materially from those implied by the forward-looking statements as a result of the impact of a number of factors, many of which are discussed in more detail in our Annual Report on Form 10-K and our other reports filed with the Securities and Exchange Commission.

In addition to financial information prepared in accordance with U.S. GAAP, this press release also contains adjusted financial measures that we believe provide investors and management with supplemental information relating to operating performance and trends that facilitate comparisons between periods and with respect to projected information.  These adjusted financial measures are non-GAAP and should be considered in addition to, but not as a substitute for, the information prepared in accordance with U.S. GAAP.  We typically exclude certain GAAP items that management does not believe affect our basic operations and that do not meet the GAAP definition of unusual or non-recurring items.  Other companies may define these measures in different ways.  See the attached Reconciliation of Estimated/Projected GAAP to Adjusted (Non-GAAP) Measures for explanations of the amounts excluded and included to arrive at the adjusted measures for the three-month and full year periods ended December 31, 2015 and for the projected amounts for the year ending December 31, 2016.

#  #  #

Celgene Corporation and Subsidiaries

Reconciliation of Estimated/Projected GAAP to Adjusted (Non-GAAP) Measures

(Unaudited)

		Three Months Ended		Twelve Months Ended		Twelve Months Ending
		December 31, 2015		December 31, 2015		December 31, 2016
		Range		Range		Range
		Low	High	Low	High	Low	High
Estimated/projected diluted earnings per common share - GAAP	(1)	$0.63	$0.73	$1.89	$1.99	$4.26	$4.64

Per share impact of excluded items before tax:
Cost of goods sold (excluding amortization of acquired intangible assets):
Share-based compensation expense	(2)	0.01	0.01	0.04	0.04	0.05	0.04

Research and Development:
Share-based compensation expense	(2)	0.08	0.08	0.30	0.30	0.37	0.35
Upfront collaboration expense	(1)(3)	0.08	0.08	1.70	1.70	—	—

Selling, general and administrative:
Share-based compensation expense	(2)	0.09	0.09	0.36	0.36	0.44	0.42

Amortization of acquired intangible assets	(1)(4)	0.12	0.10	0.35	0.33	0.47	0.43

Acquisition related (gains) charges and restructuring, net:
Change in fair value of contingent consideration	(1)(5)	0.02	0.01	—	(0.01)	0.17	0.15
Acquisition costs	(1)(6)	0.10	0.08	0.38	0.36	—	—
Restructuring charges	(7)	0.02	0.01	0.02	0.01	0.04	0.02

Net income tax adjustments	(8)	0.03	(0.01)	(0.33)	(0.37)	(0.30)	(0.35)
Estimated/projected diluted earnings per common share - Adjusted		Approximately $1.18		Approximately $4.71		$5.50	$5.70

				Twelve Months Ended		Twelve Months Ending
				December 31, 2015		December 31, 2016
				Range		Range
				Low	High	Low	High
Operating margin percentage of revenue - GAAP	(1)			23.9%	24.5%	41.4%	43.0%
Plus adjustments:
Share-based compensation expense	(2)			6.2%	6.2%	6.8%	6.1%
Upfront collaboration expense	(1)(3)			15.2%	15.2%	0.0%	0.0%
Amortization of acquired intangible assets	(1)(4)			3.1%	2.9%	3.7%	3.2%
Change in fair value of contingent consideration	(1)(5)			0.0%	-0.1%	1.3%	1.1%
Acquisition costs	(1)(6)			3.4%	3.2%	0.0%	0.0%
Restructuring charges	(7)			0.2%	0.1%	0.3%	0.1%
Operating margin percentage of revenue - Adjusted				52.0%	52.0%	53.5%	53.5%

In addition to financial information prepared in accordance with U.S. GAAP, this press release also contains adjusted financial measures that we believe provide investors and management with supplemental information relating to operating performance and trends that facilitate comparisons between periods and with respect to projected information. These adjusted financial measures are non-GAAP and should be considered in addition to, but not as a substitute for, the information prepared in accordance with U.S. GAAP. We typically exclude certain GAAP items that management does not believe affect our basic operations and that do not meet the GAAP definition of unusual or non-recurring items. Other companies may define these measures in different ways.

Explanation of adjustments:

(1)         Our projected 2016 financial measurements do not include the effect of any business combinations, collaboration agreements, asset acquisitions, intangible asset impairments, or changes in the fair value of our CVRs issued as part of the acquisition of Abraxis BioScience Inc. (Abraxis) that may occur after the day prior to the date of this press release.

(2)         Exclude share-based compensation expense.

(3)         Exclude upfront payment expense for research and development collaboration arrangements.

(4)         Exclude amortization of intangible assets acquired in the acquisitions of Pharmion Corp., Gloucester Pharmaceuticals, Inc. (Gloucester), Abraxis, Celgene Avilomics Research, Inc. (Avila), and Quanticel Pharmaceuticals, Inc. (Quanticel).

(5)         Exclude changes in the fair value of contingent consideration related to the acquisitions of Gloucester, Abraxis, Avila, Nogra Pharma Limited, and Quanticel.

(6)         Exclude equity compensation and other fees and costs related to the acquisitions of Receptos Inc. and Quanticel.

(7)         Exclude restructuring charges related to our relocation of certain operations into our two Summit, NJ locations as well as costs associated with certain headcount reductions.

(8)         Net income tax adjustments reflect the estimated tax effect of the above adjustments and the impact of certain other non-operating tax adjustments, including the effects of acquisition related matters and adjustments to the amount of unrecognized tax benefits.